EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-47733, 33-50038 and 33-55462) of Previo, Inc. (formerly known as Stac Software, Inc.) of our report dated October 25, 2000, which appears in this Form 10-K.




/S/ PricewaterhouseCoopers  LLP

San Diego, California
December 20, 2000